Exhibit 32.1

CERTIFICATIONS PURSUANT TO U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Innocap, Inc. (the "Company") on Form 10-Q for the period ended Octiober 31, 2005 as filed with the Securites and Exchange Commission on the date herof (the "Report"), I, B. Alva Schoomer, Cheif Executive Officer and Cheif Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbandes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of the section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ B. Alva Schoomer

By: B. Alva Schoomer
Chief Executive Officer and Chief Financial Officer
Date: March 1, 2006